                                                                       EXHIBIT E

          INFORMATION REGARDING PERSONS SHARING BENEFICIAL OWNERSHIP OF
            COMMON STOCK WITH THE DIRECTORS, EXECUTIVE OFFICERS AND
           CONTROLLING PERSONS OF TB&C (PENDING DISSOLUTION OF TB&C)

                                     Capacity in Which Such Person Shares   Present Principal Occupation and Address of
Name and Address(1)                  Voting or Investment Power(2)          Employment
--------------------------------     -----------------------------------    ----------------------------------------------------
William B. Turner                    Trustee of B-T Foundation              Advisory Director of
                                                                            W. C. Bradley Co.
                                                                            1017 Front Avenue, Columbus, GA 31901

                                                                            Chairman of the Executive Committee of
                                                                            Synovus Financial Corp.
                                                                            901 Front Avenue, Suite 301, Columbus, GA 31901

Sue Marie T. Turner                  Trustee of B-T Foundation              Homemaker
(wife of William B. Turner)

Sarah T. Butler                      Trustee of B-T Foundation              Homemaker


Clarence C. Butler                   Trustee of B-T Foundation              Retired Physician
(husband of Sarah T. Butler)                                                St. Francis Hospital
                                                                            P.O. Box 7000, Columbus, GA 31908

Elizabeth T. Corn                    Trustee of B-T Foundation and          Homemaker
                                     Trustee of Beloco

Lovick P. Corn                       Trustee of B-T Foundation and          Advisory Director
(husband of Elizabeth T. Corn)       Trustee of Beloco                      W.C. Bradley Co.
                                                                            1017 Front Avenue, Columbus, GA 31901

William B. Turner, Jr.               Trustee of B-T Foundation              President
(adult son of William B. Turner)                                            W. C. Bradley Co.
                                                                            1017 Front Avenue, Columbus, GA 31901

Stephen T. Butler                    Trustee of B-T Foundation              Chairman of the Board
(adult son of Sarah T. Butler)                                              W. C. Bradley Co.
                                                                            1017 Front Avenue, Columbus, GA 31901

Elizabeth C. Ogie                    Trustee of B-T Foundation and          Director
(adult daughter of Elizabeth T.      Trustee of Beloco                      Synovus Financial Corp., Suite 301
 Corn)                                                                      901 Front Avenue, Columbus, GA 31901

Sarah T. Martin                      Trustee of B-T Foundation              Employee
(adult daughter of William B.                                               Columbus Travel
Turner)                                                                     123 12th Street, Columbus, GA 31901

Polly C. Miller                      Trustee of B-T Foundation and          Homemaker
(adult daughter of Elizabeth T.      Trustee of Beloco
Corn)

Elizabeth B. Ramsay                  Trustee of B-T Foundation              Shop Owner
(adult daughter of Sarah T.                                                 Galleria Riverside
Butler)                                                                     15 10th Street, Columbus, GA 31902

Susan C. Wainwright                  Trustee of Beloco                      Homemaker
(adult daughter of Elizabeth T.
Corn)


                                 Page 14 of 15
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
                                     Capacity in Which Such Person Shares   Present Principal Occupation and Address of
Name and Address(1)                  Voting or Investment Power(2)           Employment
--------------------------------     -----------------------------------    ----------------------------------------------------
Sarah C. Irby                        Trustee of Beloco                      Homemaker
(adult daughter of Elizabeth T.
Corn)

Katherine C. Foster                  Trustee of Beloco                      Homemaker
(adult daughter of Elizabeth T.
Corn)

Gilbert B. Miller                    Trustee of Beloco                      Student
(adult son of Polly C. Miller)                                              University of Georgia
                                                                            Athens, GA 30605

Sam Wellborn                         Trustee of B-T Foundation              Retired Chairman of Synovus Foundation
                                                                            P.O. Box 120
                                                                            Columbus, GA 31902

Synovus Trust Company, as            Trustee of Revocable Trusts for        Financial institution with trust powers
Trustee                              William B. Turner, Sue Marie T.
1148 Broadway, 2nd Floor             Turner, Sarah T. Butler,
Columbus, GA  31901                  Clarence C. Butler, Elizabeth T. Corn,
                                     Lovick P. Corn, Elizabeth Corn Ogie,
                                     William B. Turner, Jr.,
                                     and Stephen Turner Butler

---------------
(1) Each individual named above is a citizen of the United States of America, and STC is a state-chartered trust company formed under the laws of Georgia. None of the above individuals or STC has, during the last five years: (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. The address of each individual named above is c/o Synovus Trust Company, P.O. Box 120, Columbus, GA 31902.

(2) Any spousal relationship giving rise to shared power described above under
Item 5 is not repeated in this Exhibit E.


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